As filed with the Securities and Exchange Commission on July 28, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SOUTHWEST WATER COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1840947
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

One Wilshire Building

624 South Grand Avenue, Suite 2900

Los Angeles, CA 90017

(Address of Principal Executive Offices including Zip Code)

SOUTHWEST WATER COMPANY AMENDED AND RESTATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Full Title of the Plan)

SHELLEY A. FARNHAM Secretary SOUTHWEST WATER COMPANY One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017 (213) 929-1800	Copy to: Regina M. Schlatter, Esq. LATHAM & WATKINS LLP 650 Town Center Drive, Twentieth Floor Costa Mesa, California 92626 (714) 540-1235

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

	Amount to be Registered (1) (3)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	250,000 shares	$12.31	$3,077,500	$390

(1)	The Amended and Restated Stock Option Plan for Non-Employee Directors, as amended (the “Plan”) authorizes the issuance of an aggregate of 687,555 shares of Common Stock, par value $0.01 per share, of Southwest Water Company (the “Company”) (the “Common Stock”), as adjusted for stock dividends, of which 250,000 shares are being registered hereunder and 437,555 of which have been previously registered, after giving effect to certain stock dividends.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and represents the average of the high and low sales price of the Common Stock on the Nasdaq National Market on July 26, 2004.
(3)	In the event of a stock split, stock dividend, or similar transaction involving the Company’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended. Each share of Common Stock being registered hereunder, if issued prior to the termination of the Company’s Stockholders’ Rights Agreement dated as of April 6, 1998, will include one preferred share purchase right. Prior to the occurrence of certain events, the preferred share purchase rights will not be exercisable or evidenced separately from the Common Stock.

Proposed issuances to take place as soon after the effective date of the Registration Statement as outstanding shares are purchased.

Total Pages 8

Exhibit Index on Page 5

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

The Plan authorizes the issuance of an aggregate of 687,555 shares of Common Stock, after giving effect to stock dividends. The Company has previously registered 437,555 shares (as adjusted for stock splits) issuable under the Plan by (i) a Registration Statement on Form S-8 filed with the Commission on June 16, 2000, Registration No. 333-39508, and (ii) a Registration Statement on Form S-8 filed with the Commission on December 20, 1996, Registration No. 333-18513 (the “Prior Registration Statements”). Under this Registration Statement, the Company is registering an additional 250,000 shares of Common Stock issuable under the Plan. The contents of the Prior Registration Statements are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document that is incorporated by reference herein or therein.

Item 8. Exhibits

See Index to Exhibits on page 5.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 26, 2004.

SOUTHWEST WATER COMPANY

By:	/s/ Anton C. Garnier
Anton C. Garnier Chief Executive Officer and Chairman of the Board

By:	/c/ Richard J. Shields
Richard J. Shields Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Peter J. Moerbeek as attorney-in-fact and agent, each acting alone, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of July 26, 2004.

Signature	Title
/s/ Anton C. Garnier Anton C. Garnier	Chief Executive Officer and Chairman of the Board

/c/ Peter J. Moerbeek Peter J. Moerbeek	President, Chief Operating Officer, Director

/s/ Richard J. Shields Richard J. Shields	Chief Financial Officer

/s/James C. Castle James C. Castle	Director

/s/ H. Frederick Christie H. Frederick Christie	Director

/s/ Linda Griego Linda Griego	Director

/s/ Donovan D. Huennekens Donovan D. Huennekens	Director

/s/ Maureen A. Kindel Maureen A. Kindel	Director

/s/ Richard G. Newman Richard G. Newman	Director

INDEX TO EXHIBITS

EXHIBIT		PAGE

4.1	Indenture of Mortgage and Deed of Trust between Suburban Water Systems and U.S. Bank National Association, formerly First Trust of California, N.A. dated October 1, 1986 (incorporated by reference to Exhibit 4.3 to Registrant’s Form 10-K Report for the year ended December 31, 1986).

4.1A	First Amendment and Supplement to Indenture of Mortgage and Deed of Trust between Suburban Water Systems and U.S. Bank National Association, formerly First Trust of California, N.A. dated February 7, 1990 (incorporated by reference to Exhibit 4.2A to Registrant’s Form 10-K Report for the year ended December 31, 1989).

4.1B	Second Amendment and Supplement to Indenture of Mortgage and Deed of Trust between Suburban Water Systems and U.S. Bank National Association, formerly First Trust of California, N.A. dated January 24, 1992 (incorporated by reference to Exhibit 4.2B to Registrant’s Form 10-K Report for the year ended December 31, 1991).

4.1C	Third Amendment and Supplement to Indenture of Mortgage dated October 9, 1996, between Suburban Water Systems and U.S. Bank National Association, formerly First Trust of California, N.A. (incorporated by reference to Exhibit 4.2C to Registrant’s Form 10-K Report for the year ended December 31, 1996).

4.1D	Securities Purchase Agreement dated May 28, 2003 among Southwest Water Company and the purchases identified therein (incorporated by reference from Registration Statement on Form S-3, File No. 333-106506, filed June 25, 2003 by Southwest Water Company).

4.2	Bond Purchase Agreement dated October 1, 1986, for Suburban Water Systems (incorporated by reference to Exhibit 4.4 to Registrant’s Form 10-K Report for the year ended December 31, 1986).

4.2A	Bond Purchase Agreement dated February 20, 1992, for Suburban Water Systems (incorporated by reference to Exhibit 4.3A to Registrant’s Form 10-K Report for the year ended December 31, 1991).

4.2B	Bond Purchase Agreement dated October 21, 1996, for Suburban Water Systems (incorporated by reference to Exhibit 4.3B to Registrant’s Form 10-K Report for the year ended December 31, 1996).

4.3	Indenture of Mortgage dated February 14, 1992, between New Mexico Utilities, Inc., and Wells Fargo Bank, formerly Sunwest Bank of Albuquerque, N.A. (incorporated by reference to Exhibit 4.4 to Registrant’s Form 10-K Report for the year ended December 31, 1991).

4.3A	First Supplement to Indenture of Mortgage dated May 15, 1992, between New Mexico Utilities, Inc. and Wells Fargo Bank, formerly Sunwest Bank of Albuquerque, N.A. (incorporated by reference to Exhibit 4.4A to Registrant’s Form 10-K Report for the year ended December 31, 1996).

4.3B	Second Amendment and Supplement to Indenture of Mortgage dated October 21, 1996, between New Mexico Utilities, Inc. and Wells Fargo Bank, formerly Sunwest Bank of Albuquerque, N.A. (incorporated by reference to Exhibit 4.4B to Registrant’s Form 10-K Report for the year ended December 31, 1996).

4.4	Bond Purchase Agreement dated March 12, 1992, for New Mexico Utilities, Inc. (incorporated by reference to Exhibit 4.5 to Registrant’s Form 10-K Report for the year ended December 31, 1991).

4.4A	Bond Purchase Agreement dated November 8, 1996, for New Mexico Utilities, Inc. (incorporated by reference to Exhibit 4.5A to Registrant’s Form 10-K Report for the year ended December 31, 1996).

4.5	Article Four of the Restated Certificate of Incorporation of the Registrant as to the rights, preferences, privileges and restrictions of all classes of stock (incorporated by reference to Exhibit 3.1 to Registrant’s form 8-B Report filed with the Commission on July 5, 1988).

4.6	Stockholder’s Rights Plan dated April 6, 1998 (incorporated by reference to the Registrant’s Form 8-K Report filed with the Commission April 23, 1998).

4.8	Registration Statement for Southwest Water common stock for Operations Technologies, Inc., dated September 19, 2001 (incorporated by reference to Registrant’s Form S-3 Registration Statement filed with the Commission on September 19, 2001).

4.9	Registration Statement for Southwest Water common stock for the Dividend Reinvestment and Stock Purchase Plan dated September 26, 2001, (incorporated by reference to Registrant’s Form S-3 Registration Statement filed with the Commission on September 26, 2001).

5.1	Opinion of Latham & Watkins LLP.	7

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).	7

23.2	Consent of Independent Registered Public Accounting Firm.	8

24	Power of Attorney (included in the signature page to this Registration Statement).	4